UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 6, 2007

                 Taylor Capital Group, Inc.

(Exact name of registrant as specified in its charter)
Delaware	0-50034	36-4108550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9550 West Higgins Road, Rosemont, Illinois	60018
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (847) 653-7978

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On March 6, 2007, Taylor Capital Group, Inc. (the "Registrant") issued a press release announcing corrections to the nonperforming loans balance reported in its January 25, 2007 earnings release and the impaired loans balance reported in a subsequent investor conference call. These corrections impact loans contractually past due 90 days or more but still accruing interest, nonaccrual loans and impaired loans at December 31, 2006. The Registrant previously reported year-end balances for nonperforming loans and impaired loans of $21.5 million and $20.7 million, respectively. The Registrant has since determined that the correct balances were $33.2 million and $24.1 million, respectively. The Registrant has concluded that the impact of these corrections on the Registrant's net income for the three months or year ended, or the allowance for loan losses at, December 31, 2006, was not material, and therefore, these amounts remain as previously reported.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Taylor Capital Group, Inc. press release dated March 6, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 6, 2007

TAYLOR CAPITAL GROUP, INC.

By:	/s/ ROBIN VANCASTLE
Robin VanCastle
Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Taylor Capital Group, Inc. press release dated March 6, 2007.